UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 22, 2008

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

The disclosure set forth in Item 4.02 below is incorporated herein by reference.

Item 4.02(a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During the preparation of its financial results for the quarter ended March 31, 2008, Echelon Corporation (the “Company”) identified an error in its previously reported equity compensation expense for the years ended December 31, 2006 and 2007, including all interim periods contained therein. The error is isolated to the Company’s performance share awards (sometimes referred to as restricted stock units) and does not affect the other forms of equity compensation awards issued by the company, namely stock options and stock settled stock appreciation rights. While the grant date fair value of the performance share awards was determined correctly in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), Share-Based Payment, the amount of expense associated with these awards that was recognized in 2006 and 2007 was not correct. The error was caused by a misapplication of the Company’s widely-used equity compensation software the Company uses to manage and account for its equity compensation awards. This misapplication caused the quarterly expense associated with these performance share awards to be calculated using the straight-line, single-option approach rather than the accelerated, multiple-option method, which the Company had elected to use for all of its equity compensation awards when it adopted SFAS 123R in January 2006. Use of the straight-line, single option method resulted in lower reported equity compensation expense for these periods than otherwise would have been reported had the accelerated, multiple option method been used.

Echelon’s management and the Audit Committee of its Board of Directors have discussed this matter with KPMG LLP, the company’s independent registered public accounting firm. Based on these discussions, and upon the recommendation of management, Echelon’s Audit Committee has concluded that the Company will need to restate its historical financial statements to record these additional non-cash charges for stock-based compensation expense. Accordingly, on April 18, 2008, the Audit Committee concluded that the financial statements and all earnings press releases and similar communications issued by Echelon relating to periods beginning on or after January 1, 2006 should no longer be relied upon, including the Company’s financial statements for fiscal years 2006 and 2007 and the interim periods contained therein. In addition, management’s annual report on internal control over financial reporting, and the auditor’s report on internal control over financial reporting as of December 31, 2007, should no longer be relied upon.

Echelon’s management and the Audit Committee of its Board of Directors have also concluded that the misapplication of the Company’s equity compensation software was unintentional, and no misdeed or fraud was involved in any respect. The Audit Committee determined that the error was in no way caused by any backdating of or similar improper activity involving stock options granted by the Company. In conjunction with the Audit Committee, Echelon’s management has determined that the error is a result of a “material weakness” in the Company’s internal controls over financial reporting, as such term is defined by Securities and Exchange Commission Rule 1-02(a)(4) of Regulation S-X. The Company is in the process of remediating this internal control deficiency, including providing additional training for its stock administration personnel on the equity compensation software application to address the various nuances in accounting for stock-based awards, as well as adding additional reports that management will review regularly to help ensure such errors do not re-occur in the future.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release issued by Echelon Corporation on April 22, 2008.

99.2	Questions and Answers dated April 22, 2008, by Echelon Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ Oliver R. Stanfield
Oliver R. Stanfield
Executive Vice President and Chief Financial Officer

Date: April 22, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Echelon Corporation on April 22, 2008.

99.2	Questions and Answers dated April 22, 2008, by Echelon Corporation.